Exhibit T3A.106

The State of Texas

Secretary of State

CERTIFICATE OF ORGANIZATION

OF

CRL/PARKDALE, LLC

FILING NUMBER 07079326

THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF ORGANIZATION FOR THE ABOVE NAMED COMPANY HAVE BEEN RECEIVED IN THIS OFFICE AND HAVE BEEN FOUND TO CONFORM TO LAW.

ACCORDINGLY, THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF ORGANIZATION.

ISSUANCE OF THIS CERTIFICATE OF ORGANIZATION DOES NOT AUTHORIZE THE USE OF A COMPANY NAME IN THIS STATE IN VIOLATION OF THE RIGHTS OF ANOTHER ENTITY UNDER THE FEDERAL TRADEMARK ACT OF 1946, THE TEXAS TRADEMARK LAW, THE ASSUMED BUSINESS OR PROFESSIONAL NAME ACT OR THE COMMON LAW.

DATED DEC. 5, 2000

EFFECTIVE DEC. 5, 2000

Elton Bomer, Secretary of State

Form 205 (revised 9/00	Articles of Organization Pursuant to Article 1528n, Texas Limited Liability Company Act	This space reserved for office use.
Return in Duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 FAX: 512/463-5709 Filing Fee: $200		FILED In the Office of the Secretary of State of Texas DEC 05 2000 Corporations Section

Article 1 - Name
The name of the limited liability company is as set forth below:
CBL / Parkdale, LLC
The name of the entity must contain the words “Limited Liability Company” or “Limited Company,” or an accepted abbreviation of such terms. The name must not be the same as, deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for “name availability” is recommended.
Article 2 - Registered Agent and Registered Office (see instructions, select and complete either A or B and complete C.)
☒ A. The initial registered agent is an organization (cannot be company named above) by the name of:

OR	CT Corporation System

☐ B. The initial registered agent is an individual resident of the state whose is set forth below.

First Name	M.I.	Last Name	Suffix

C. The business address of the registered agent and the registered office address is:

Street Address Suite 2900, 350 North St. Paul Street	City Dallas	TX	Zip Code 75201

Article 3 - Management
A. ☐ The limited liability company is to be managed by managers. The names and address of the initial managers are set forth below:
OR (Select either option A or option B; do not select both.)
B. ☒ The limited liability company will not have managers. Management of the company is reserved to the members. The names and addresses of the initial members are set forth below:
Manager/Member Name and Address Information
[ILLEGIBLE]
LEGAL ENTITY: The manager/member is a legal entity named: CBL & Associates Limited Partnership
INDIVIDUAL: The manager/member is an individual whose name is set forth below:

First Name	M.I.	Last Name	Suffix

ADDRESS OF MANAGER/MEMBER 1:

Street Address One Park Place, 6148 Lee Hwy.	City Chattanooga	State TN	Zip Code 37421

Manager/Member 2

LEGAL ENTITY: The manager/member is a legal entity named:
INDIVIDUAL: The manager/member is an individual whose name is set forth below:

First Name	M.I.	Last Name	Suffix

ADDRESS OF MANAGER/MEMBER 2:

Street Address	City	State	Zip Code
[ILLEGIBLE]
LEGAL ENTITY: The manager/member is a legal entity named:
INDIVIDUAL: The manager/member is an individual whose name is set forth below.

First Name	M.I.	Last Name	Suffix
ADDRESS OF MANAGER/MEMBER 3:

Street Address	City	State	Zip Code

Article 4 - Duration
The period of duration is December 31, 2050
Article 5 - Purpose
The purpose for which the company is organized is for the transaction of any and all lawful business for which limited liability companies may be organized.
Supplemental Information
Text Area
[ILLEGIBLE]
The name and address of the organizer is set forth below.
Name Jeffery V. Curry
Street Address One Park Place, 6148 Lee Highway	City Chattanooga	State Tennessee	Zip Code 37421

[ILLEGIBLE]
The undersigned organizer signs these articles of organization subject to the penalty imposed by article 9.02 of the Texas Limited Liability Company Act, for the submission of a false or fraudulent document.
/s/ Jeffery V. Curry 12/1/00
Signature of organizer